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                                                                EXHIBIT 10.133



                             AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                    OF
                         CUTTHROAT PRODUCTIONS L.P.,
                       A CALIFORNI LIMITED PARTNERSHIP


     This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is entered into and shall be effective as of the 18th day of December, 1994, by and between Cutthroat Management Inc., a California corporation or its Permitted Assigns ("CMI") as the General Partner, and Tele-Communications, Inc., a Delaware corporation or its Permitted Assigns ("TCI") and LSC+ Investments Inc., a California corporation or its Permitted Assigns ("LSC+") as the Limited Partners, pursuant to the provisions of the California Revised Uniform Limited Partnership Act.

     WHEREAS, CMI, as the general partner, and Carolco Pictures Inc. ("CPI"), a Delaware corporation, as the limited partner, formed a limited partnership (the "Partnership") by filing a Certificate of Limited Partnership with the Secretary of State of the State of California on Septemberr 22, 1994; and,

     WHEREAS, CPI is withdrawing as a Limited Partner of the Partnership and TCI and LSC+ are being admittd to the Partnership as Limited Partners;

     NOW, THEREFORE, the parties hereto and CPI agree as follows:


                                   Section 1
                               THE PARTNERSHIP

     1.1 Formation. The Partnershp has been formed as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth iin this Agreement.

     1.2 Name. The name of the Partnership shall be Cutthroat Productions L.P., and all business of the Partnership shall be conducted in such name or, in the discretion of the General Partner, under any other name, provided that the General Partner may change the name of the Partnership only Business Days advance written notice to the Limited Partners.

     1.3 Purpose. This Partnership has been formed in accordance with the Co-Production Agreemen as defined in Section 1.11 for the purpose of (a) engaging in the business of financing, producing and exploiting the Qualifyiing Film, (b) managing, protecting and conserving the assets of the Partnership,

(c) making such additional investments and engaging in such additional business endeavors as the Partners may unanimously agree, and (d) engaging in any and all activities related or incidental thereto.



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     1.4       Withdrawal of CPI.  Upon the execution hereof, CPI, as the original LimitedPartner, shall withdraw from the Partnership and shall, concurrently therewith, receive a return of its capital contribution too the Partnership in the amount of $100.

     1.5 Principal Executive Offices. The principal executive offices of th Partnership shall be at 8800 Sunset Boulevard, Los Angeles, California 90069. The General Partner may change the principal executive offices of the Partnership to any other place within or without the State of California upon ten (10) Business Days addvance written notice to the Limited Partners; provided, however, that changing the principal executive offices of the Partnership to a place outside the United States of America shall require the consent of the Limited Partners, which consent shall notplace outside the United States of America shall require the consent of the Limited Partners, which consent shall not be unreasonably withheld.

     1.6 Term. The term of the Partnership shall commence on the date the certificate of limited partnership described in Section 15621 of the Act (the te of California in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed following a liquidating event, as provided in Section 12.1 hereof. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Partnership or hold itself out as a Partner. Nothstanding anything to the contrary contained herein, neither the bankruptcy, insolvency, dissolution or cessation of existence of the Limited Partners or any of them, nor the occurrence of any of the events set forth in California Corporations Code Section 15642(c) and 15642(d) shall result in the dissolution of the Partnership prior to the Completion Date (as defined below).

     1.7       Filings; Agent for Service of Process.

               (a) The General Partner shall cause the Certificate to be filed in the office of the Secretary of State of California in accordance with the provisions of the Act. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of California. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments may be executed by the General Partner or by any Person designated in the amendment as a new
General Partner.

               (b) The General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.



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               (c)   The registered agent for service of process on the
Partnership shall be Cutthroat Management Inc. or any successor as appointed by the General Partner in accordance with the Act. The registered office of the Partnership in the state of California is located at 8800 Sunset Boulevard, Los Angeles, California 90069.

               (d) Upon the dissolution of the Partnership, the General Partner (or, in the event there is no remaining General Partner, any Person elected pursuant to Section 12.2 hereof) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

     1.8 Title to Property. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such property in its individual name or right, and each Partner's interest in the Partnership shall be personal property for all purposes. The Partnership shall hold all of its real and personal property, including, without limitation, the copyright in and to the Qualifying Film and the screenplay for the Qualifying Film, in the name of the Partnership and not in the name of any Partner.

     1.9 Payments of Partner Obligations. The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of any Partner.

     1.10      Independent Activities; Transactions with Affiliates.

               (a) The General Partner and any of its Affiliates (other than the Limited Partners) shall be required to devote such time to the affairs of the Partnership as may be reasonably necessary or appropriate to fulfil the purposes of the Partnership and manage and operate the Partnership, and each such Person, to the extent not otherwise directed by the General Partner, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

               (b) Insofar as permitted by applicable law, the General Partner (acting on its own behalf) and the Limited Partners (each acting on its own behalf) and each of their Affiliates may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnship or any Partner and neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Partner or its Affiliates from engaging in such activities, or require any Partner to permit the Partnership or any Partner or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner hereby waives,



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relinquishes, and renounces any such right or claim of participation.

               (c) To the extent permitted by applicable law and except as otherwise provided in this Agreement, the General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property from, sell property to, or otherwise deal with any Partner, acting on its own behalf, or any Affiliate of any Partner, provided that all Partners consent thereto. The Partners hereby expressly agree that the agreements listed on Exhibit D hereto meet the terms set forth in this clause (c).

     1.11 Definitions. In this Agreement and the recitals hereto the following expressions shall have the meanings set opposite them. Terms not defined herein shall have the meaning set forth in the Co-Production Agreement (defined below).

     ACT shall mean the California Revised Uniform Limited Partnership Act, as it may be amended from time to time.

     ADDITIONAL CAPITAL CONTRIBUTION shall mean, with respect to a Partner, any contributions made by such Partner which are agreed to be credited to its Capital Account as additional capital contributions pursuant to Section 2.3 hereof.

     ADJUSTED CAPITAL ACCOUNT DEFICIT shall mean, with respect to any Limited Partner, the balance, if any, in such Limited Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

     (i) Credit to such Capital Account any amounts which such Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

     (ii) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-
1(b)(2)(ii)(d)(6).

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     ADJUSTED INITIAL CAPITAL CONTRIBUTION shall mean, with respect to a Limited Partner, the amount of such Limited Partner's Initial Capital Contribution, reduced by the cumulative amount of distributions made to such Limited Partner pursuant to Section 4.1(d) hereof and increased by the amount of any return of such



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distributions required to be made by the Limited Partners pursuant to
Section 4.4 hereof, if any.

     AFFILIATE shall have the meaning given to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission (or any successor organization) promulgated thereunder; provided, however, that, for the purposes of this Agreement Credit Lyonnais Bank Nederland N.V. and Credit Lyonnais S.A. shall not be deemed to be "Affiliates" of the Partnership or any Partners.

     AGREEMENT shall mean this Limited Partnership Agreement. by the Partnership, including, without limitation, any insurance recoveries with respect to the Qualifying Film. Available C Cash shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

     BUDGETED NEGATIVE COST shall have the meaning set forth in the Co-Production Agreement.

     BUSINESS DAY shall mean any day other than Saturday, Sunday or any day other than a day on ich commercial banks in Los Angeles, California are authorized by law to be closed for business.

     CAPITAL ACCOUNT shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

          (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement (except for Sections 4.1(e) and (f)), such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section
3.3 or Section 3.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.


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          (iii)    In the event all or a portion of a Partnership interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership interest.

          (iv) In determining the amount of any liability for purposes of subsection (i) and (ii) immediately above, there shall be taken into account Code Section 752(c) and any other applicable provisions of such Code and Regulations issued thereunder.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner